                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Medford Bancorp, Inc. (Holding Company for Medford Savings Bank) of our report dated January 24, 1997 appearing in the Medford Savings Bank Annual Report on Form F-2 for the year ended December 31, 1996, which is included in Medford Bancorp, Inc.'s current report on Form 8-K filed with the Securities and Exchange Commission on November 26, 1997.


                                         /s/ Wolf & Company, P.C.


Boston, Massachusetts
December 23, 1997